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                                                                   Exhibit 10.13

                           CIPHERGEN BIOSYSTEMS, INC.

                      WILLIAM E. RICH EMPLOYMENT AGREEMENT


         This Agreement is entered into as of August 24, 2000, (the "Effective Date") by and between CIPHERGEN BIOSYSTEMS, INC. (the "Company"), and WILLIAM E. RICH ("Executive").

         1.        DUTIES AND SCOPE OF EMPLOYMENT.

                   (a) POSITIONS AND DUTIES. As of the Effective Date, Executive will serve as President and Chief Executive Officer of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

                   (b) BOARD MEMBERSHIP. During the Employment Term, Executive will serve as a member of the Board, subject to any required Board and/or stockholder approval.

                   (c) OBLIGATIONS. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.

         2. AT-WILL EMPLOYMENT. The parties agree that Executive's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

         3.        COMPENSATION.

                   (a) BASE SALARY. During the Employment Term, the Company will initially pay Executive as compensation for his services a base salary at the annualized rate of $225,000.00 (the "Base Salary"), plus an annual car allowance in the amount of $10,530.60. The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

                   (b) BONUS. Subject to the attainment of objectives as determined by the Company's Board of Directors on a yearly basis, Executive shall initially receive a cash bonus in the amount of 50% of the Base Salary, or in the event that there is an initial public offering of the Company's Common Stock during calendar year 2000, 100% of the Base Salary.

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                   (c)  ADJUSTMENTS. The initial Base Salary, bonus and other compensation levels shall be subject to adjustment from time to time by the Company's Compensation Committee.

              4. EMPLOYEE BENEFITS. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

              5. VACATION. Executive will be entitled to paid vacation of four weeks per year in accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

              6. EXPENSES. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

              7.   SEVERANCE.

                   (a) INVOLUNTARY TERMINATION. If Executive's employment with the Company terminates other than voluntarily or for "Cause" (as defined herein), or if there is a "Constructive Termination" (as defined herein) of Executive's employment, and Executive signs and does not revoke a standard release of claims with the Company, then, subject to Section 11, Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate as then in effect, and continued participation in the Company's employee benefit plans, for a period of 12 months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies; and (ii) any options granted by the Company to Executive shall continue to vest in accordance with its terms during the 24-month period after the date of such termination.

                   (b) VOLUNTARY TERMINATION; TERMINATION FOR CAUSE. If Executive's employment with the Company terminates voluntarily by Executive or for Cause by the Company, then all vesting of options granted by the Company to Executive will terminate immediately and the Executive shall be entitled to any accrued salary and bonus payments to the date of such termination. Notwithstanding anything to the contrary in this Agreement, a refusal by Executive to relocate to a work location outside of the Bay Area shall not constitute a voluntary termination or termination for Cause.

              8.   CHANGE OF CONTROL BENEFITS.

                   (a) In the event of a "Change of Control" (as defined below) that occurs prior to the Executive's termination of employment, any options granted by the Company to Executive with greater than 12 months of vesting then remaining will be accelerated immediately prior to such Change of Control as to all shares which would otherwise vest on the date which is one (1) year from the expiration of the vesting schedule for each option vested. Thereafter, such options will continue to be subject to the terms, definitions and provisions of the Company's Stock Plan (the

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"Option Plan") and the stock option agreement by and between Executive and the Company (the "Option Plan"), both of which documents are incorporated herein by reference.

                   (b) If, within 12 months after the Change of Control, Executive's employment is terminated involuntarily pursuant to Section 7(a) of this Agreement, any unvested options granted by the Company to Executive will have their vesting accelerated so as to become 100% vested.

              9.   DEFINITIONS.

                   (a) CAUSE. For purposes of this Agreement, "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of NOLO CONTENDERE to, a felony, (iii) Executive's gross misconduct, or (iv) Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties.

                   (b) CHANGE OF CONTROL. For purposes of this Agreement, "Change of Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

                   (c) CONSTRUCTIVE TERMINATION. For purposes of this Agreement, a "Constructive Termination" is defined as: a significant diminution of Executive's responsibilities without Executive's consent.

              10. CONFIDENTIAL INFORMATION. Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

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              11.  CONDITIONAL NATURE OF SEVERANCE PAYMENTS.

                   (a) NONCOMPETE. Executive acknowledges that the nature of the Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company during the 12 months following the termination of Executive's employment with the Company, it would be very difficult for the Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 7 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon the Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

                   (b) NON-SOLICITATION. Until the date one year after the termination of Executive's employment with the Company for any reason, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 7 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person.

                   (c) UNDERSTANDING OF COVENANTS. The Executive represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

              12. ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

              13. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

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                   If to the Company:

                   Ciphergen Biosystems, Inc.
                   490 San Antonio Road
                   Palo Alto, CA 94306
                   ATTN: President

                   If to Executive:

                   at the last residential address known by the Company.

              14. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

              15.  ARBITRATION.

                   (a) Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                   (b) The arbitrator(s) will apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                   (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

              16. INTEGRATION. This Agreement, together with the Option Plan, Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this

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Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

              17. TAX WITHHOLDING. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

              18. GOVERNING LAW. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

              19. ACKNOWLEDGMENT. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.


         CIPHERGEN BIOSYSTEMS, INC.


         By: /s/ Daniel M. Caserza                Date: August 24, 2000
            ------------------------------             -------------------------

         Title: CORPORATE CONTROLLER AND
                INTERIM CHIEF FINANCIAL OFFICER
               --------------------------------


         EXECUTIVE



          /s/ William E. Rich                     Date: August 24, 2000
         ---------------------------------             -------------------------
         WILLIAM E. RICH